As filed with the Securities and Exchange Commission on June 14, 2016                      Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Capricor Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	88-0363465
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	Capricor Therapeutics, Inc. 8840 Wilshire Blvd., 2nd Floor Beverly Hills, CA 90211 (310) 358-3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Karen G. Krasney, Esq.

Capricor Therapeutics, Inc.

8840 Wilshire Blvd., 2nd Floor

Beverly Hills, CA 90211

(310) 358-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert R. Carlson, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Telephone: (650) 320-1800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon exercise of Warrants	846,073	(2)	$3.31	$2,800,501.63	$282.01
Total:	846,073			$2,800,501.63	$282.01

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	All 846,073 shares of Common Stock issuable upon exercise of the Warrants are to be offered by the selling stockholders named herein, which such Warrants were acquired by the selling stockholders in a private placement.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the NASDAQ Capital Market on June 10, 2016, a date within five business days prior to the filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 14, 2016

PROSPECTUS

CAPRICOR THERAPEUTICS, INC.

846,073 Shares of Common Stock issuable upon exercise of outstanding warrants

This prospectus relates to the resale by the selling stockholders, including their respective transferees, donees, pledgees or other successors in interest identified in this prospectus, of up to 846,073 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $4.50 per share, will initially be exercisable on September 17, 2016, and will expire on March 16, 2019. All of the warrants to purchase shares of Common Stock held by the selling stockholders were issued by us in private placement transactions. We are not offering any shares of our Common Stock for sale under this prospectus and we will not receive any part of the proceeds from sales of the shares of Common Stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution” on page 12. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “CAPR”. On June 13, 2016, the closing price of our Common Stock as reported on NASDAQ was $3.41.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________, 2016

We have not, and the selling stockholders have not, authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not, and the selling stockholders do not, take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including the risks of investing in our securities discussed under the section entitled “Risk Factors” and the other information that is contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus is a part before making an investment decision. References to the “Company,” “Capricor Therapeutics,” “we,” “us” or “our” in this prospectus refer to Capricor Therapeutics, Inc., a Delaware corporation, and its subsidiaries, unless the context indicates otherwise.

Company Overview

Capricor Therapeutics, Inc. is a development stage, biopharmaceutical company whose mission is to discover, develop and commercialize innovative therapies for the treatment of diseases. Our initial pipeline products were developed to treat heart disease and its complications. The proprietary methods of Capricor, Inc., or Capricor, our wholly-owned subsidiary, center on producing therapeutic doses of cardiosphere-derived cells to boost the regenerative capacity of the heart and, with that, to perhaps improve cardiac function.

We currently have six drug candidates in various stages of development.

•	CAP-1002: CAP-1002, Capricor’s lead product candidate, consists of allogeneic cardiosphere-derived cells, or CDCs. CAP-1002 is currently being tested in two ongoing clinical trials; the ALLSTAR Phase II clinical trial for patients who have suffered a recent myocardial infarction (heart attack) and the HOPE-Duchenne Phase I/II clinical trial in patients with Duchenne muscular dystrophy (DMD)-associated cardiomyopathy. Additionally, CAP-1002 is being tested in the DYNAMIC clinical study in patients with advanced heart failure. The 12-month follow-up portion of the DYNAMIC study has recently completed, for which results are expected to be reported in mid-2016. In each case, CAP-1002 will be evaluated to determine if the cells can lead to a reduction in scar and potentially achieve further clinical benefits for these patients.

•	Cenderitide (CD-NP): Cenderitide belongs to a class of drugs called natriuretic peptides. Cenderitide is being designed as an outpatient therapy to be delivered continuously using a validated subcutaneous infusion pump for up to 90 days (the “post-acute” period) following an acute heart failure hospital admission, as well as for other potential indications. We have recently completed a Phase II clinical study of Cenderitide in chronic stable heart failure with moderate renal impairment and, pending review of its results, Capricor will determine the future development plan for Cenderitide. Cenderitide’s treatment goal and target indication is to provide a novel and effective therapeutic option for the outpatient treatment of heart failure, as well as other potential indications.

•	Exosomes: Exosomes are nano-sized, membrane-enclosed vesicles, or “bubbles,” that are filled with select molecules, including proteins and microRNAs, which, when released, send messages to neighboring cells to regulate cellular functions. Exosomes act as a transport vehicle out of the cell for micro RNA, other fragments of genetic material and proteins that act as messengers between cells, ultimately providing regulatory function for many cell processes, including inflammation, angiogenesis, programmed cell death (apoptosis) and scarring. Pre-clinical research has shown that exogenous exosomes can be used as therapeutic agents aimed to direct or, in some cases, re-direct cellular activities. We are currently in pre-clinical testing to explore the possible future therapeutic benefits that exosomes may possess and the indications in which they may potentially be investigated.

•	CAP-1001: CAP-1001 consists of autologous CDCs. This product was used in the Phase I CADUCEUS clinical trial that was sponsored and conducted by Cedars-Sinai Medical Center in collaboration with The Johns Hopkins University. The data from CADUCEUS, using autologous CDCs, suggests that the cells are effective in reducing scar within several months of a heart attack. At present there is no plan for another clinical trial for CAP-1001.

•	CU-NP: CU-NP is a pre-clinical rationally-designed natriuretic peptide that consists of amino acid chains identical to those produced by the human body, specifically the ring structure of C-type natriuretic peptide, or CNP, and the N- and C-termini of Urodilatin, or URO. We are currently evaluating whether we will proceed with clinical development of this product.

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•	CSps: CSps are multicellular clusters called cardiospheres, a 3D micro-tissue from which CDCs are derived, and have shown significant healing effects in pre-clinical models of heart failure. While Capricor considers the CSps an important product, at present there is no plan for a clinical trial for CSps.

Corporate Information

Our executive offices are located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211. Our telephone number is (310) 358-3200 and our Internet address is www.capricor.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section of this prospectus entitled “Risk Factors” on page 4, which you should read carefully before making a decision to invest in our common stock. Some of these risks include:

•	We need substantial additional funding before we can complete the development of our product candidates;

•	Our success depends upon the viability of our product candidates and we cannot be certain any of them will receive regulatory approval to be commercialized;

•	As the results of earlier clinical trials are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results in later clinical trials or receive regulatory approval;

•	Our business faces significant government regulation, and there is no certainty that our products will receive regulatory approval;

•	We have limited manufacturing capability, and may not be able to successfully manufacture (or have manufactured by third parties) our product candidates or maintain our manufacturing licenses;

•	We may face uncertainty and difficulty in obtaining and enforcing our patents and other proprietary rights; and

•	We are largely dependent on our relationships with our licensors and collaborators and there is no guarantee that such relationships will be maintained or continued.

Description of Private Placement

On March 14, 2016, we entered into a Subscription Agreement, or the Subscription Agreement, with certain investors, pursuant to which, on March 16, 2016, we issued and sold to the investors an aggregate of approximately $4.1 million of our registered and unregistered securities. On March 16, 2016, in accordance with the Subscription Agreement, we issued and sold to the investors, among other things, in a private placement transaction, or the Private Placement, warrants to purchase up to an aggregate of 846,073 shares of our common stock, or the Warrants. Each Warrant has an exercise price of $4.50 per share, will initially become exercisable on the date that is six months and one day from the date of issuance, and will expire on the date that is three years from the date of issuance. We issued and sold the Warrants to the investors on March 16, 2016, in transactions exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The offering of the Warrants did not involve a public offering, and no general solicitation or advertisement was made in connection with the offering of the Warrants.

Certain of our officers and directors purchased Warrants pursuant to the Private Placement. Each of our officers and directors who purchased Warrants in the Private Placement paid a purchase price of $0.125 per share of common stock issuable upon exercise of such Warrants upon the closing of the Private Placement.

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The offering

Common stock offered by the selling shareholders	846,073 shares of common stock issuable upon exercise of Warrants

Common stock to be outstanding after the offering	18,798,396 shares

Use of proceeds	We will receive no proceeds from the sale of the shares of common stock issuable upon exercise of the Warrants. We may, however, receive proceeds upon the exercise, if any, of the Warrants held by the selling stockholders. If the Warrants as of the date of this prospectus were to be exercised in full, we would receive gross cash proceeds of approximately $3.8 million. The Warrants by their terms cannot be exercised until a date that is six months and one day after their issuance, which is September 17, 2016. We intend to use any net proceeds received upon exercise of any of the Warrants to further develop our product candidates and for other general working capital purposes. See the section of this prospectus entitled “Use of Proceeds” on page 6 for a more complete description of the intended use of proceeds from the exercise of the Warrants.

Risk Factors	You should read the section of this prospectus entitled “Risk Factors” on page 4 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Dividend Policy	Currently, we do not anticipate paying cash dividends.

NASDAQ Symbol	“CAPR”.

The number of shares of our common stock that will be outstanding after the offering is based on 17,952,323 shares of our common stock outstanding as of March 31, 2016, plus 846,073 shares of common stock issuable upon the exercise of warrants, and excludes:

•	6,122,175 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.55 per share as of March 31, 2016;

•	235,830 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.27 per share as of March 31, 2016; and

•	701,166 shares of our common stock reserved for issuance as of March 31, 2016 under our: (1) Amended and Restated 2005 Stock Option Plan; (2) 2006 Stock Option Plan; (3) 2012 Restated Equity Incentive Plan; and (4) 2012 Non-Employee Director Stock Option Plan.

Except as otherwise indicated, all information in this prospectus assumes the sale of all shares of common stock covered by this prospectus.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties set forth in the documents that are incorporated by reference into this prospectus, including the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission, or the SEC, on March 30, 2016, before deciding whether to purchase any of the shares of common stock being offered. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Further, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Special Note Regarding Forward -Looking Statements.”

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Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the development of our drug candidates, including when we expect to undertake, initiate and complete clinical trials of our product candidates;
•	expectation of or dates for commencement of clinical trials, investigational new drug filings, similar plans or projections;
•	the regulatory approval of our drug candidates;
•	our use of clinical research centers, third party manufacturers and other contractors;
•	our ability to find collaborative partners for research, development and commercialization of potential products;
•	our ability to manufacture products for clinical and commercial use;
•	our ability to protect our patents and other intellectual property;
•	our ability to market any of our products;
•	our ability to secure adequate protection for our intellectual property;
•	our ability to compete against other companies and research institutions;
•	our ability to expand our operations internationally;
•	the effect of potential strategic transactions on our business;
•	acceptance of our products by doctors, patients or payors and the availability of reimbursement for our product candidates;
•	our ability to attract and retain key personnel; and
•	the volatility of our stock price.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section of this prospectus entitled “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the SEC on March 30, 2016 and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Additionally, final data may differ significantly from preliminary data reported in this document.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

This prospectus also contains statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. Although we believe that the third-party sources referred to in this prospectus are reliable, we have not independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus.

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USE OF PROCEEDS

We will receive no proceeds from the resale by the selling stockholders of the shares of common stock issued upon the exercise of the Warrants. We may, however, receive up to approximately $3.8 million upon the exercise of the Warrants. We intend to use the proceeds received from any exercise of the Warrants to further develop our product candidates and for other general corporate and working capital purposes.

Our management will have broad discretion regarding the use of proceeds from the exercise of any of the Warrants, and investors will be relying on the judgment of our management regarding the application of the proceeds from the exercise of the Warrants. We may change the use of these proceeds from those described in this prospectus as a result of various factors such as competitive developments, the results of our early clinical development and commercialization efforts, acquisition and investment opportunities and other factors.

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SELLING STOCKHOLDERS

 This prospectus covers the resale by the selling stockholders identified below of a total of up to 846,073 shares of common stock issuable upon the exercise of the Warrants. These Warrants were previously issued to the selling stockholders on March 16, 2016 in a private placement transaction pursuant to the terms of that certain Subscription Agreement, dated as of March 14, 2016, by and among the Company and the Selling Stockholders. A Description of the Private Placement is set forth above under the section entitled “Prospectus Summary – Description of Private Placement” on page 2. The Warrants will not become exercisable until September 17, 2016, and therefore, the 846,073 shares of common stock issuable upon exercise of the Warrants will not be offered for sale by the selling stockholders until the Warrants are exercisable and exercised by the holder thereof.

The information presented in the below table has been calculated based on the assumption that all shares offered hereby will be sold and that no other shares of our common stock will be acquired or disposed of by the stockholders named below prior to the termination of this offering. However, we do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This table has been prepared based on information supplied to us by the selling stockholders, and reflects holdings as of June 10, 2016. Except as provided below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. Additionally, except as indicated by footnote, and subject to applicable community property laws, we believe that (i) the beneficial owners of the common stock listed below have sole voting power and sole investment power with respect to their shares, (ii) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (iii) no selling stockholder has any direct or indirect agreement or understanding with any person to distribute his, her or its shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, he, she or it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of June 10, 2016, by the selling stockholders and the number of shares of common stock being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering.  The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of common stock outstanding as of June 10, 2016.  As of such date, 17,952,323 shares of common stock were outstanding.

	Beneficial Ownership Prior to the Offering(1)		Number of shares offered hereby	Beneficial Ownership After the Offering(1)
	Number of Shares	Percent		Number of Shares	Percent
Selling Stockholders
Louis Manzo(2)	1,243,342	6.8	50,000	1,193,342	6.5
Nancelou, Inc.(3)	1,069,892	6.0	10,152	1,059,740	5.9
Louis and Nancy Grasmick, tenants by the entirety(4)	516,850	2.8	35,532	481,318	2.6
Joshua P. Grasmick(5)	15,624	*	5,208	10,416	*
Karen Krasney-McCarthy (6)	215,215	1.2	2,030	213,185	1.2
Edward St. John, LLC(7)	2,985,711	16.4	208,333	2,777,378	15.3
Cedars-Sinai Medical Center(8)	2,800,631	15.4	208,333	2,592,298	14.3
Jonathan A. Victor Trust(9)	150,000	*	50,000	100,000	*
Richard L. Goodall(10)	312,499	1.7	104,166	208,333	1.2
Richard Taylor Goodall Living Trust dated 2/11/16 (11)	156,249	*	52,083	104,166	*
Ronald Leubecker (12)	8,974	*	2,083	6,891	*
Thomas and Barbara Bozzuto, tenants by the entirety (13)	31,249	*	10,416	20,833	*
Anthony J. Bergmann (14)	40,641	*	1,015	39,626	*
Gregory Kiernan (15)	398,462	2.2	20,833	377,629	2.1
Peter Yonan(16)	7,547	*	1,015	6,532	*
Leland Gershell(17)	3,150	*	1,050	2,100	*
Linda Marban(18)	1,093,527	5.8	5,076	1,088,451	5.8
Brimart, LLC(19)	37,707	*	5,000	32,707	*
Donna M. Sills(20)	28,896	*	5,000	23,896	*
Erwin L. Greenberg Revocable Trust(21)	38,331	*	5,208	33,123	*
Herbert B. Mittenthal(22)	65,624	*	5,208	60,416	*
Jeffrey A. Legum(23)	203,384	1.1	25,000	178,384	1.0
Passen Family, LLC(24)	31,249	*	10,416	20,833	*
John Kemp and Robin Kemp(25)	237,657	1.3	22,916	214,741	1.2
Subtotal:			846,073

* Represents less than 1%.

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(1) We have based percentage ownership of our common stock on 17,952,323 shares of our common stock outstanding as of June 10, 2016. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the securityholder has sole or shared voting power or dispositive power, and also any shares which the security holder has the right to acquire within 60 days of June 10, 2016, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security holder that he, she or it is a direct or indirect beneficial owner of those shares.

(2) Includes (i) 638,155 shares held by Coniston Corporation, an entity of which Louis Manzo holds all voting shares and 1% of the non-voting shares and of which 99% of the non-voting shares are held by several irrevocable trusts established for the benefit of Mr. Manzo’s children. Mr. Manzo holds all voting power with respect to the shares of Coniston Corporation; (ii) 128,384 shares held directly by Mr. Manzo; (iii) 50,000 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Louis Manzo that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iv) 426,803 shares issuable upon the exercise of stock options held directly by Mr. Manzo that are exercisable or will become exercisable within 60 days of June 10, 2016. Certain shares issuable upon the exercise of stock options issued to Mr. Manzo are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, Mr. Manzo has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting.

(3) Includes (i) 1,059,740 shares held by Nancelou, Inc., an entity of which 50% is owned by Nancy S. Grasmick and the other 50% of which is owned by Grant I. Grasmick, the son of Nancy S. Grasmick, and, as a result, Nancy S. Grasmick and Grant I. Grasmick may be deemed to have shared voting and dispositive power with respect to the shares beneficially owned by Nancelou, Inc.; and (ii) 10,152 shares of common stock issuable upon the exercise of Warrants held directly Nancelou, Inc. that will become exercisable beginning September 17, 2016 and are covered by this prospectus.

(4) Includes (i) 77,015 shares held directly by Mrs. Nancy Grasmick; (ii) 35,532 shares of common stock issuable upon the exercise of warrants held directly by Nancy Grasmick that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iii) 404,303 shares issuable upon the exercise of stock options held directly by the Estate of Louis J. Grasmick that are exercisable or will become exercisable within 60 days of June 10, 2016. Certain shares issuable upon the exercise of stock options issued to Louis J. Grasmick, a former director of the Company, are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Non-Employee Director Stock Option Plan and the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, the Estate of Louis J. Grasmick has not indicated its intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder's service to the Company terminates prior to vesting.

(5) Includes (i) 10,416 shares held by Joshua Grasmick, who is deemed to hold sole voting and dispositive power over the shares; and (ii) 5,208 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Joshua Grasmick that will become exercisable beginning September 17, 2016 and are covered by this prospectus.

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(6) Includes (i) 11,156 shares held by Karen Krasney-McCarthy; (ii) 2,030 shares of common stock issuable upon the exercise of Warrants held directly by Ms. Krasney-McCarthy that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iii) 202,029 shares issuable upon the exercise of stock options held directly by Ms. Krasney-McCarthy that are exercisable or will become exercisable within 60 days of June 10, 2016. The shares issuable upon the exercise of stock options issued to Ms. Krasney-McCarthy are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, Ms. Krasney-McCarthy has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Ms. Krasney-McCarthy is currently an executive officer of the Company.

(7) Includes (i) 1,556,141 shares held by MD BTI, LLC; (ii) 324,196 shares held by MD BTI, Inc.; (iii) 897,041 shares held directly by Edward A. St. John, LLC; and (iv) 208,333 shares of common stock issuable upon the exercise of Warrants held directly by Edward A. St. John, LLC that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Edward A. St. John, LLC, a Delaware limited liability company, is the company manager (the “Company Manager”) of MD BTI, LLC. Edward A. St. John, an individual, is the general manager of Company Manager. As the company manager of MD BTI, LLC, Company Manager is deemed to be the beneficial owner of the shares held by MD BTI, LLC and is therefore deemed to have shared voting and dispositive power over the 1,556,141 shares held by MD BTI, LLC. Mr. St. John is the sole member and general manager of Company Manager and is therefore deemed to be the beneficial owner of the shares held by Company Manager. Additionally, Mr. St. John is the president of MD BTI, Inc. and is therefore deemed to be the beneficial owner of the shares held by MD BTI, Inc. As a result of the foregoing, Mr. St. John has the sole power to vote or direct the vote of 897,041 shares and 208,333 shares of common stock issuable upon the exercise of warrants; has the shared power to vote or direct the vote of 1,880,337 shares; has the sole power to dispose or direct the disposition of 897,041 shares and 208,333 shares of common stock issuable upon the exercise of warrants; and has the shared power to dispose or direct the disposition of 1,880,337 shares.

(8) Includes (i) 2,592,298 shares held by Cedars-Sinai Medical Center; and (ii) 208,333 shares of common stock issuable upon the exercise of Warrants held directly by Cedars-Sinai Medical Center that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Thomas M. Priselac, the President and Chief Executive Officer of Cedars-Sinai Medical Center, and Edward M. Prunchunas, the Senior Vice President and Chief Financial Officer of Cedars-Sinai Medical Center, are deemed to share voting and dispositive power with respect to the shares held by Cedars-Sinai Medical Center. The Company is a party to two Exclusive License Agreements and a lease agreement with Cedars-Sinai Medical Center.

(9) Includes (i) 100,000 shares held by Jonathan A. Victor Trust, a trust in which Jonathan A. Victor is deemed to hold sole voting and dispositive power over the shares held within; and (ii) 50,000 shares of common stock issuable upon the exercise of Warrants held directly by the trust that will become exercisable beginning September 17, 2016 and are covered by this prospectus.

(10) Includes (i) 208,333 shares held by Richard L. Goodall, who is deemed to hold sole voting and dispositive power over the shares; and (ii) 104,166 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Goodall that will become exercisable beginning September 17, 2016 and are covered by this prospectus.

(11) Includes (i) 104,166 shares held by the Richard Taylor Goodall Trust dated 2/11/16, a trust in which Mr. Richard L. Goodall is deemed to hold sole voting and dispositive power over the shares held within; and (ii) 52,083 shares of common stock issuable upon the exercise of Warrants held directly by the trust that will become exercisable beginning September 17, 2016 and are covered by this prospectus.

(12) Includes (i) 4,166 shares held by Ronald Leubecker, who is deemed to hold sole voting and dispositive power over the shares; (ii) 2,000 shares held by Ronald and Jodi L. Leubecker, held in a joint account; (iii) 725 shares held by Ronald Leubecker SEP IRA, an IRA in which Ronald Leubecker is deemed to hold sole voting and dispositive power over the shares; and (iv) 2,083 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Ronald Leubecker that will become exercisable beginning September 17, 2016 and are covered by this prospectus.

(13) Includes (i) 20,833 shares held by Thomas and Barbara Bozzuto, tenants by the entirety; and (ii) 10,416 shares of common stock issuable upon the exercise of Warrants held by Thomas and Barbara Bozzuto, tenants by the entirety, that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Mr. Thomas S. Bozzuto is deemed to hold sole voting and dispositive power over the shares.

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(14) Includes (i) 2,030 shares held by Anthony J. Bergmann, who is deemed to hold sole voting and dispositive power over the shares; (ii) 1,015 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Anthony J Bergmann that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iii) 37,596 shares issuable upon the exercise of stock options held directly by Mr. Anthony Bergmann that are exercisable or will become exercisable within 60 days of June 10, 2016. Certain shares issuable upon the exercise of stock options issued to Mr. Anthony Bergmann are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, Mr. Anthony Bergmann has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Mr. Anthony Bergmann is currently an executive officer of the Company.

(15) Includes (i) 280,000 shares held directly by Gregory Kiernan, who holds sole voting and dispositive power over the shares; (ii) 20,833 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Kiernan that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iii) 97,629 shares of common stock issuable upon the exercise of warrants held directly by Mr. Kiernan that are currently exercisable.

(16) Includes (i) 2,030 shares held by Peter Yonan, who is deemed to hold sole voting and dispositive power over the shares; (ii) 1,015 shares of common stock issuable upon the exercise of Warrants held directly by Mr. Peter Yonan that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iii) 4,502 shares issuable upon the exercise of stock options held directly by Mr. Peter Yonan that are exercisable or will become exercisable within 60 days of June 10, 2016. The shares issuable upon the exercise of stock options issued to Mr. Peter Yonan are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, Mr. Peter Yonan has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Mr. Peter Yonan is currently an employee of the Company.

(17) Includes (i) 2,100 shares held by Dr. Leland Gershell, who is deemed to hold sole voting and dispositive power over the shares; and (ii) 1,050 shares of common stock issuable upon the exercise of Warrants held directly by Dr. Leland Gershell that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Dr. Leland Gershell also holds stock options that are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, Dr. Leland Gershell has not indicated his intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Dr. Leland Gershell is currently an executive officer of the Company.

(18) Includes (i) 264,509 shares held by Dr. Linda Marbán; (ii) 9,200 shares held by Linda and Eduardo Marbán as joint tenants with rights of survivorship; (iii) 5,076 shares of common stock issuable upon the exercise of Warrants held directly by Dr. Linda Marbán that will become exercisable beginning September 17, 2016 and are covered by this prospectus; and (iv) 814,742 shares issuable upon the exercise of stock options held directly by Dr. Linda Marbán which are exercisable or will become exercisable within 60 days of June 10, 2016. Certain shares issuable upon the exercise of stock options issued to Dr. Linda Marbán are subject to early exercise under the Capricor Therapeutics, Inc. 2012 Restated Equity Incentive Plan. As of June 10, 2016, Dr. Linda Marbán has not indicated her intent to exercise early. If the option holder elects to take advantage of the early exercise feature and purchase shares prior to the vesting of such shares, the shares will be deemed restricted stock and will be subject to a repurchase option in favor of the Company if the option holder’s service to the Company terminates prior to vesting. Dr. Linda Marbán is currently an executive officer of the Company.

(19) Includes 32,707 shares held by Brimart, LLC, a Maryland limited liability company; and (ii) 5,000 shares of common stock issuable upon the exercise of Warrants held by Brimart, LLC that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Brian J. Gibbons, a manager of Brimart, LLC, holds sole voting and dispositive power over the shares held by Brimart, LLC.

(20) Includes (i) 23,896 shares held by Donna M. Sills; and (ii) 5,000 shares of common stock issuable upon the exercise of Warrants held by Donna M. Sills that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Ms. Sills is deemed to hold sole voting and dispositive power over the shares.

(21) Includes (i) 33,123 shares held by the Erwin L. Greenberg Revocable Trust; and (ii) 5,208 shares of common stock issuable upon the exercise of Warrants held by the Erwin L. Greenberg Revocable Trust that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Erwin L. Greenberg is the trustee and is deemed to hold sole voting and dispositive power over the shares held by the trust.

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(22) Includes (i) 60,416 shares held by Herbert B. Mittenthal; and (ii) 5,208 shares of common stock issuable upon the exercise of Warrants held by Herbert B. Mittenthal that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Mr. Mittenthal is deemed to hold sole voting and dispositive power over the shares.

(23) Includes (i) 178,384 shares held by Jeffrey A. Legum; and (ii) 25,000 shares of common stock issuable upon the exercise of Warrants held by Jeffrey A. Legum that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Mr. Legum is deemed to hold sole voting and dispositive power over the shares.

(24) Includes (i) 20,833 shares held by Passen Family LLC; and (ii) 10,416 shares of common stock issuable upon the exercise of Warrants held by Passen Family LLC that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Mr. Martin Passen is deemed to hold sole voting and dispositive power over the shares held in the entity.

(25) Includes (i) 173,565 shares held by John M. Kemp; (ii) 41,176 held by John M. Kemp and Robin Kemp; and (iii) 22,916 shares of common stock issuable upon the exercise of Warrants held by John M. Kemp that will become exercisable beginning September 17, 2016 and are covered by this prospectus. Mr. Kemp is deemed to hold sole voting and dispositive power over the shares.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, but not including certain fees and disbursements of counsel to the Selling Stockholders; in addition, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus. The applicable rules and regulations under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares. A Selling Stockholder, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Regulation M of the Exchange Act, which provisions may limit the timing of purchases and sales of any shares of common stock by that Selling Stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Description of CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because the following description is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation, as amended, and our Bylaws, and to the applicable provisions of Delaware law.

General

Our Certificate of Incorporation, as amended, authorizes the issuance of 55,000,000 shares of capital stock, including: (i) 50,000,000 shares of our common stock, $0.001 par value per share, and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share.

As of June 13, 2016, there were 17,952,323 shares of our common stock outstanding, held by 125 stockholders of record not including those held in “street name,” and no shares of our preferred stock outstanding. Our Board of Directors is authorized, without stockholder approval, to issue additional shares of our capital stock.

Common Stock

General

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future. In addition, our Board of Directors has authority to issue the authorized but unissued shares of our common stock without further action by our stockholders.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to rights that may be applicable to any outstanding shares of preferred stock and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of the holders of preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of assets legally available for dividend payments. Any such dividends shall be divided among the holders of our common stock on a pro rata basis.

Liquidation Rights

In the event of any liquidation of the Company, the holders of common stock will be entitled to share ratably in the assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock are made, if any.

No Preemptive or Similar Rights

The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights, and our common stock is not subject to any sinking fund provisions.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

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Preferred Stock

Our Board of Directors has authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series, and to designate the rights, preferences, powers and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock or delaying or preventing a change in control of the Company without further action by the stockholders.

Options

As of March 31, 2016, there were options outstanding to purchase an aggregate of 6,122,175 shares of our common stock with a range of exercise prices from $0.16 to $28.50 per share and an average weighted exercise price of $1.55 per share. The options were issued pursuant to (i) the Amended and Restated 2005 Stock Option Plan (the former Nile Plan), (ii) the 2006 Stock Option Plan, (iii) the 2012 Restated Equity Incentive Plan, as amended, and (iv) the 2012 Non-Employee Director Stock Option Plan.

Warrants

On March 14, 2016, we entered into the Subscription Agreement with the Selling Stockholders, pursuant to which, on March 16, 2016, we issued and sold to the Selling Stockholders, among other things, in the Private Placement, the Warrants to purchase up to an aggregate of 846,073 shares of our common stock. Each Warrant has an exercise price of $4.50 per share, will initially become exercisable on September 17, 2016, the date that is six months and one day from the date of issuance, and will expire on the date that is three years from the date of issuance.

Certain of our officers and directors purchased Warrants pursuant to the Private Placement. Each of our officers and directors who purchased Warrants in the Private Placement paid a purchase price of $0.125 per share of common stock issuable upon exercise of such Warrants upon the closing of the Private Placement.

We are registering all of the underlying shares of common stock issuable upon exercise of the Warrants pursuant to the registration statement of which this prospectus forms a part. All of our other outstanding warrants are currently exercisable, and all outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits, reorganizations, reclassifications or mergers. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Registration Rights

In connection with the entry into the Subscription Agreement, the Company entered into a Registration Rights Agreement with the Selling Stockholders on March 14, 2016 (the “Registration Rights Agreement”), pursuant to which the Company agreed to (i) prepare and file with the SEC a registration statement to register for resale the shares of Common Stock issuable upon exercise of the Warrants by no later than June 14, 2016, and (ii) use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable. The registration statement of which this prospectus forms a part is the registration statement contemplated by the Registration Rights Agreement.

Anti-Takeover Effects of Certain Provisions of DGCL and Our Certificate of Incorporation and Bylaws

The provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation, as amended, and our Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and are intended to discourage certain tactics that may be used in proxy fights. Such provisions may also have the effect of preventing changes in our management.

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Section 203 of the DGCL

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Concentration of Ownership

The former stockholders of Capricor, Inc., many of whom are executive officers and directors continuing with the Company, together with their respective affiliates, beneficially own or control a substantial majority of the outstanding shares of the Company. Accordingly, these stockholders will have substantial influence over the outcome of a corporate action of the Company requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the Company’s assets or any other significant corporate transaction. These stockholders may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company.

Issuance of Additional Shares

Our Board of Directors has authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders.

In addition, our Board of Directors has authority to issue the authorized but unissued shares of our common stock, without further action by the stockholders. Under certain circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placement transactions to purchasers who are likely to side with our Board of Directors in opposing a hostile takeover bid.

Advance Notice Provisions for Stockholder Proposals

Our Bylaws provide that the nomination of persons to stand for election to the Board of Directors at any annual or special meeting of stockholders may be made by the holders of the Company’s common stock only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than 30 days prior to the meeting.

Furthermore, our Bylaws require that any stockholder who gives notice of any stockholder proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such stockholder and any financial interest of such stockholder in the proposal (other than as a stockholder).

The foregoing provisions may preclude our stockholders from bringing matters or from making nominations for directors at our annual meeting of stockholders if the proposals are not in compliance with the required procedures. Additionally, the requisite procedures may deter a potential acquirer from conducting a solicitation of proxies to elect its own nominees to our Board of Directors or otherwise attempting to gain control of the Company.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the President or the Board of Directors. A special meeting shall be called by the President or Secretary upon one or more written demands (which must state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than 10% of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. These provisions may delay or impede the ability of a stockholder or group of stockholders to force consideration of a proposal or stockholders holding a majority of our outstanding capital stock to take a certain desired action.

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Filling of Vacancies on the Board of Directors

Our Bylaws provide that a vacancy on the Board of Directors caused by the removal of a director or by an increase in the authorized number of directors in between annual meetings may be filled only by a majority of the remaining directors. In addition, the number of directors constituting our Board of Directors may only be set from time to time by resolution of our Board of Directors. These provisions would prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling any resulting vacancies with its own nominees; thereby making it more difficult to change the composition of our Board of Directors.

Amendment of Our Bylaws

Our Board of Directors is expressly authorized to adopt, amend or repeal our Bylaws.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CAPR”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

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Legal Matters

Paul Hastings LLP, Palo Alto, California, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of common stock being offered by this prospectus.

Experts

The audited consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Rose, Snyder and Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and have filed and will file annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.capricor.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of filing of the registration statement of which this prospectus forms a part and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 13, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2016;

•	our Current Reports on Form 8-K, filed with the SEC on (i) February 22, 2016, (ii) February 25, 2016, (iii) March 15, 2016, (iv) April 15, 2016, and (v) June 6, 2016;

•	our Amendment No. 1 to Current Report on Form 8-K/A, filed with the SEC on March 16, 2016; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 5, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus, and such filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number: Capricor Therapeutics, Inc., Attn: General Counsel, 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, California 90211, or by calling (310) 358-3200.

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846,073 Shares

Common Stock

Prospectus

Dated ________________, 2016

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 846,073 shares of common stock, $0.001 par value per share, of Capricor Therapeutics. All of the shares of common stock held by the selling stockholders were issued by us in a private placement transaction. We are not offering any shares of our common stock for sale under this prospectus and we will not receive any part of the proceeds from sales of the shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution”. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses payable by the Registrant in connection with the sale of the shares of common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$282
Legal fees and expenses	30,000
Accounting fees and expenses	2,500
Transfer agent and registrar fees and expenses	1,000
Miscellaneous fees and expenses	2,000
Total	$35,782

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s Certificate of Incorporation, as amended, or the Certificate, requires the Registrant to indemnify its directors and officers to the fullest extent permitted by the DGCL as it presently exists or as may hereafter be amended. Therefore, a director of the Registrant will not be liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duty as a director, provided that the individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

Additionally, the provisions of the Certificate and of the Registrant’s bylaws require the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or as may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Notwithstanding the preceding sentence, the Registrant shall be required to indemnify such a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors. The Registrant’s bylaws also provide that the Registrant shall, to the fullest extent not prohibited by applicable law, promptly pay the expenses, including attorneys’ fees, incurred by a director or officer in defending any proceeding in advance of its final disposition, subject to certain limited exceptions.

The Registrant’s bylaws permit the Registrant to purchase and maintain insurance on behalf of any person that the Registrant is permitted to indemnify in accordance with the bylaws against any liability asserted again any such person and incurred by such person, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL. In accordance with the provisions of the bylaws, the Registrant currently maintains directors’ and officers’ liability insurance, which may insure against director or officer liability arising under the Securities Act. In addition, the Registrant has entered into various agreements whereby it has agreed to indemnify its directors and officers for specific liabilities that they may incur while serving in such capacities. These indemnification agreements provide for the maximum indemnity allowed to directors and officers by applicable law. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

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The limitation of liability and indemnification provisions that are included in the Certificate, the Registrant’s bylaws and in indemnification agreements that the Registrant enters into with its directors and officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by the applicable indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The foregoing statements are subject to the detailed provisions of the DGCL and the full text of the corporate documents and agreements referenced above.

Reference is made to Item 17 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 15, 2007, by and among SMI Products, Inc., Nile Merger Sub, Inc. and Nile Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 17, 2007).

2.2	Agreement and Plan of Merger and Reorganization, dated as of July 7, 2013, by and among Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 9, 2013).

2.3	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013, by and between Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 3, 2013).

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 9, 2007).

3.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 26, 2013).

3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on February 9, 2007).

4.1	Form of Warrant issued to Investors in March 2012 Registered Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 2, 2012).

4.2	Form of Convertible Note Purchase Agreement entered into among the Company and various accredited investors on March 15, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2013).

4.3	Form of Note issued to Various Accredited Investors on March 15, 2013 (includes Form of Warrant as Exhibit A) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 22, 2013).

4.4	First Amendment to the Secured Convertible Promissory Notes (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 3, 2013).

4.5	Registration Rights Agreement, dated as of March 14, 2016, by and among the Company and the Investors (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A, filed with the Commission on March 16, 2016).

4.6	Form of Warrant, issued by the Company to the Investors on March 16, 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A, filed with the Commission on March 16, 2016).

5.1	Opinion of Paul Hastings LLP.*

23.1	Consent of Rose Snyder & Jacobs, LLP.*

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

* Filed herewith.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on June 14, 2016.

CAPRICOR THERAPEUTICS, INC.

By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Linda Marbán, Leland Gershell and Anthony J. Bergmann, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda Marbán, Ph.D.	Chief Executive Officer and Director	June 14, 2016
Linda Marbán, Ph.D.	(Principal Executive Officer)

/s/ Leland Gershell, M.D., Ph.D.	Chief Financial Officer	June 14, 2016
Leland Gershell, M.D., Ph.D.	(Principal Financial Officer)

/s/ Anthony J. Bergmann	Vice President of Finance	June 14, 2016
Anthony J. Bergmann	(Principal Accounting Officer)

/s/ Frank Litvack, M.D.	Executive Chairman and Director	June 14, 2016
Frank Litvack, M.D.

/s/ Joshua A. Kazam	Director	June 14, 2016
Joshua A. Kazam

/s/ Earl M. Collier	Director	June 14, 2016
Earl M. Collier

/s/ Louis V. Manzo	Director	June 14, 2016
Louis V. Manzo

/s/ George W. Dunbar	Director	June 14, 2016
George W. Dunbar

/s/ David B. Musket	Director	June 14, 2016
David B. Musket

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INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

2.1	Agreement and Plan of Merger, dated as of August 15, 2007, by and among SMI Products, Inc., Nile Merger Sub, Inc. and Nile Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on August 17, 2007).

2.2	Agreement and Plan of Merger and Reorganization, dated as of July 7, 2013, by and among Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 9, 2013).

2.3	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 27, 2013, by and between Nile Therapeutics, Inc., Bovet Merger Corp. and Capricor, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 3, 2013).

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 9, 2007).

3.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 26, 2013).

3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on February 9, 2007).

4.1	Form of Warrant issued to Investors in March 2012 Registered Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 2, 2012).

4.2	Form of Convertible Note Purchase Agreement entered into among the Company and various accredited investors on March 15, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2013).

4.3	Form of Note issued to Various Accredited Investors on March 15, 2013 (includes Form of Warrant as Exhibit A) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 22, 2013).

4.4	First Amendment to the Secured Convertible Promissory Notes (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 3, 2013).

4.5	Registration Rights Agreement, dated as of March 14, 2016, by and among the Company and the Investors (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A, filed with the Commission on March 16, 2016).

4.6	Form of Warrant, issued by the Company to the Investors on March 16, 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A, filed with the Commission on March 16, 2016).

5.1	Opinion of Paul Hastings LLP.*

23.1	Consent of Rose Snyder & Jacobs, LLP.*

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

* Filed herewith.

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